AMENDMENT

to

Transfer Agency and Service Agreement

between

Each of the Nuveen Open-End Investment Companies

as Listed on Schedule A to the Agreement

and

SS&C GIDS, Inc.

This Amendment is made as of this 23rd day of February, 2024 to be effective March 1, 2024 (the “Effective Date”), between each of the Nuveen Open-End Investment Companies, as listed on Schedule A to the Agreement (collectively, the “Funds”) and SS&C GIDS, Inc. (the “Transfer Agent”). In accordance with Section 16.l (Amendment) and Section 17 (Additional Portfolios/Funds) of the Transfer Agency and Service Agreement dated May 11, 2012, as amended (the “Agreement”), the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Schedule A. The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto, effective as of the Effective Date.

2.

SS&C GIDS, Inc. is successor in interest to DST Asset Manager Solutions, Inc. (f/k/a Boston Financial Data Services, Inc.) Any reference to DST Asset Manager Solutions, Inc. in the Agreement shall be replaced with SS&C GIDS, Inc.

3.	All defined terms and definitions in the Agreement shall be the same in this Amendment (the “March 1, 2024 Amendment”) except as specifically revised by this Amendment; and

4.	Except as specifically set forth in this March 1, 2024 Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this March 1, 2024 Amendment to be executed by a duly authorized officer on one or more counterparts as of the latest date of signature provided below.

EACH OF THE NUVEEN FUNDS,	SS&C GIDS, INC.
AS LISTED ON SCHEDULE A

By: /s/ Tina Lazar	By: /s/ Nicholas Wright

Print: Tina Lazar	Print: Nicholas Wright

Title: Vice President	Title: Authorized Signatory

Date: February 23, 2024	Date: April 11, 2024
As an Authorized Officer on behalf of each of the Funds indicated on Schedule A

SCHEDULE A

Effective Date: March 1, 2024

1.	NUVEEN MUNICIPAL TRUST

Nuveen All-American Municipal Bond Fund

Nuveen High Yield Municipal Bond Fund

Nuveen Intermediate Duration Municipal Bond Fund

Nuveen Limited Term Municipal Bond Fund

Nuveen Short Duration High Yield Municipal Bond Fund

Nuveen Strategic Municipal Opportunities Fund

2.	NUVEEN MULTISTATE TRUST I

Nuveen Arizona Municipal Bond Fund

Nuveen Colorado Municipal Bond Fund

Nuveen Maryland Municipal Bond Fund

Nuveen New Mexico Municipal Bond Fund

Nuveen Pennsylvania Municipal Bond Fund

Nuveen Virginia Municipal Bond Fund

3.	NUVEEN MULTISTATE TRUST II

Nuveen California High Yield Municipal Bond Fund

Nuveen California Municipal Bond Fund

Nuveen Connecticut Municipal Bond Fund

Nuveen Massachusetts Municipal Bond Fund

Nuveen New Jersey Municipal Bond Fund

Nuveen New York Municipal Bond Fund

4.	NUVEEN MULTISTATE TRUST III

Nuveen Georgia Municipal Bond Fund

Nuveen Louisiana Municipal Bond Fund

Nuveen North Carolina Municipal Bond Fund

5.	NUVEEN MULTISTATE TRUST IV

Nuveen Kansas Municipal Bond Fund

Nuveen Kentucky Municipal Bond Fund

Nuveen Michigan Municipal Bond Fund

Nuveen Missouri Municipal Bond Fund

Nuveen Ohio Municipal Bond Fund

Nuveen Wisconsin Municipal Bond Fund

6.	NUVEEN INVESTMENT TRUST

Nuveen Global Equity Income Fund

Nuveen Large-Cap Value Fund

Nuveen Multi-Cap Value Fund

Nuveen Small/Mid-Cap Value Fund

Nuveen Small-Cap Value Opportunities Fund

7.	NUVEEN INVESTMENT TRUST II

Nuveen Equity Long/Short Fund

Nuveen International Value Fund

Nuveen Dividend Growth Fund

Nuveen Global Dividend Growth Fund

Nuveen International Dividend Growth Fund

Nuveen International Small Cap Fund

Nuveen Winslow Large-Cap Growth ESG Fund

8.	NUVEEN INVESTMENT TRUST III

Nuveen Floating Rate Income Fund

Nuveen High Yield Income Fund

9.	NUVEEN INVESTMENT TRUST V

Nuveen Flexible Income Fund

Nuveen Global Real Estate Securities Fund

Nuveen Preferred Securities and Income Fund

10.	NUVEEN MANAGED ACCOUNTS PORTFOLIOS TRUST

Municipal Total Return Managed Accounts Portfolio

Nuveen Core Impact Bond Managed Accounts Portfolio

Nuveen Emerging Markets Debt MAPS

Nuveen High Yield MAPS

Nuveen Preferred Securities and Income MAPS

Nuveen Securitized Credit MAPS

Nuveen Ultra Short Municipal MAPS

11.	NUVEEN INVESTMENT FUNDS, INC.

Nuveen Credit Income Fund

Nuveen Dividend Value Fund

Nuveen Global Infrastructure Fund

Nuveen Large Cap Select Fund

Nuveen Mid Cap Growth Opportunities Fund

Nuveen Mid Cap Value Fund

Nuveen Minnesota Intermediate Municipal Bond Fund

Nuveen Minnesota Municipal Bond Fund

Nuveen Nebraska Municipal Bond Fund

Nuveen Oregon Intermediate Municipal Bond Fund

Nuveen Real Asset Income Fund

Nuveen Real Estate Securities Fund

Nuveen Short Term Municipal Bond Fund

Nuveen Small Cap Growth Opportunities Fund

Nuveen Small Cap Select Fund

Nuveen Small Cap Value Fund

Nuveen Strategic Income Fund